Exhibit 23.6



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 7, 1999 on MAP, S.A.'s consolidated financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.




                                           /s/ BARBIER, FRINAULT, & ASSOCIES

Paris, France
January 17, 2001